EXHIBIT 99.03



WOODHEAD INDUSTRIES, INC.
EPS ANALYSIS
FOR THE FISCAL YEARS 2004 AND 2005

                                                       2004                                     2005
                                     ----------------------------------------   -----------------------------------------
                                                                        FULL                                       FULL
                                       Q1      Q2       Q3       Q4     YEAR    Q1       Q2       Q3       Q4      YEAR
REPORTED EPS                          $0.17   $0.08    $0.13    $0.28   $0.66   $0.10   $0.11    $0.26    $0.22   $0.68


SPECIFIC NON-RECURRING AND/OR
NON-OPERATING ITEMS
(INCLUDED IN REPORTED EPS)
     Foreign Exchange                  0.05   (0.02)   (0.04)    0.09    0.08    0.08   (0.03)   (0.02)    0.03    0.06
     Tax Rate                          --      --       0.01     0.07    0.08    --      --       0.04     0.03    0.07
     AMCO Product Line Sales           0.10    --       --       --      0.10    0.03    --       --       --      0.03
                                       ----   -----    -----     ----    ----    ----   -----     ----     ----    ----
     Total                             0.15   (0.02)   (0.03)    0.16    0.26    0.11   (0.03)    0.02     0.06    0.16